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EX-23.1

         Ludlow & Harrison
         3545 Camino Del Rio South, Suite D
         San Diego, CA 92108

                                December 7, 2001

         TO WHOM IT MAY CONCERN:

         We do hereby consent to the incorporation in this Registration Statement of our Amended Auditor's Report and Financial Statements for Senior Care Industries, Inc., as of December 31, 2000 and December 31, 1999 and the related Statements of Operations, Stockholders' Equity and Cash Flows for the years then ended.

         PROFESSIONALLY,

         /S/ Ludlow & Harrison
         ----------------------
         Ludlow & Harrison